UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2008

Commission File No. 000-30911

THE PBSJ CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	59-1494168
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

5300 W. CYPRESS STREET, Suite 200

TAMPA, FLORIDA 33607

(Address of principal executive offices)

(813) 282-7275

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2008, The PBSJ Corporation (the “Company” or “PBS&J”) and Todd Kenner, a former director of the Company and the former president of its chief subsidiary, entered into a Separation Agreement and Release (the “Separation Agreement”), effective as of September 2, 2008. The principal terms and conditions of the Separation Agreement are as follows:

•	PBS&J agreed to pay to Mr. Kenner a cash severance benefit of $162,500 over a six month period, less all applicable tax withholdings;

•

All further obligations of PBS&J to Mr. Kenner pursuant to the Supplemental Income Program (“SIP”) were terminated in exchange for a cash lump sum benefit in the amount of $234,150, less all applicable tax withholdings;

•

PBS&J agreed to redeem all common stock owned or held by Mr. Kenner for $29.68 per share, including all vested restricted stock as of the effective date of his resignation and 13,108 shares of unvested restricted stock (all remaining restricted stock which had not vested as of the effective date of his resignation will be canceled) payable in the form of (i) a promissory note in the amount of $2,000,000 (which shall bear interest at the prime rate plus 1%) and (ii) a cash payment of $1,221,775.57 from which all applicable taxes will be withheld;

•

For a period of six months following the effective date of the Separation Agreement, Mr. Kenner agreed to fully and promptly cooperate and to make himself available to PBS&J with respect to any inquiries which may arise concerning matters which he was handling on behalf of PBS&J or its affiliates;

•

For a period of six months from the effective date of the Separation Agreement, Mr. Kenner agreed not to engage in, be employed by or to consult with any business in competition with PBS&J or any of its affiliates;

•

For a period of two years from the effective date of the Separation Agreement, Mr. Kenner agreed not to (i) solicit or otherwise induce or encourage any employee of PBS&J or any of its affiliates to separate his or her employment with PBS&J or its affiliates, (ii) hire, on behalf of himself or any other individual or entity, any employee currently employed by PBS&J or any of its affiliates or (iii) solicit, divert or alienate any current or prospective client of PBS&J or any of its affiliates; and

•

Mr. Kenner also (i) will be provided with the option of electing continuing health insurance coverage in the same manner and at the same cost as is provided to other separating employees (ii) agreed to certain confidentiality and nondisclosure provisions and (iii) provided PBS&J certain releases.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

The PBSJ Corporation

Dated: September 12, 2008		/s/ John B. Zumwalt, III
	By:	John B. Zumwalt, III
	Title:	Chief Executive Officer